DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C9588-2002
Document Number: 20060318501-36
Date Filed: 5/19/2006 11:21:02 AM
In the office of
Dean Heller
Secretary of State

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.**

HIGHLAND CLAN CREATIONS CORP.
Name of *merging* entity

Nevada
Jurisdiction

Corporation
Entity type *

RAPTOR PHARMACEUTICALS CORP.
Name of *merging* entity

Delaware
Jurisdiction

Corporation
Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

and,

RAPTOR PHARMACEUTICALS CORP.
Name of *surviving* entity

Delaware
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: Larry Yen

c/o: Clark Wilson LLP

800 – 885 West Georgia Street

Vancouver, BC V6C 3H1

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4. Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from:

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Name of *surviving* entity, if applicable

Filing Fee $350.00

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

HIGHLAND CLAN CREATIONS CORP.
Name of *merging* entity, if applicable

RAPTOR PHARMACEUTICALS CORP.
Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

n/a
Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Name of *surviving* entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The Certificate of Incorporation of the surviving entity (Raptor Pharmaceuticals Corp.) as amended and restated is attached as Schedule "A".

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached as Schedule "B"; or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: June 9, 2006

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures – Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):**

HIGHLAND CLAN CREATIONS CORP.
Name of *merging* entity, if applicable

Brent McMullin	President	May 19, 2006
Signature	**Title**	**Date**

RAPTOR PHARMACEUTICALS CORP.
Name of *merging* entity, if applicable

BStewart	Secretary	May 19, 2006
Signature	**Title**	**Date**

Name of *merging* entity, if applicable

Signature	**Title**	**Date**

Name of *merging* entity, if applicable

Signature	**Title**	**Date**

RAPTOR PHARMACEUTICALS CORP.
Name of *surviving* entity, if applicable

BStewart	Secretary	May 19, 2006
Signature	**Title**	**Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Schedule "A"

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RAPTOR PHARMACEUTICALS CORP.

a Delaware corporation

ARTICLE I

The name of the corporation is Raptor Pharmaceuticals Corp. (the "**Corporation**").

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which this Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, of which One Hundred Million (100,000,000) shares are Common Stock, $0.001 par value, and Ten Million (10,000,000) shares are Preferred Stock, $0.001 par value.

Section 2. Each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any

outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

ARTICLE VI

Section 1. Any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 2. Any director may be removed from office by the stockholders of the Corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election and until his or her successor shall have been duly elected and qualified.

ARTICLE VII

Section 1. The Corporation is to have perpetual existence.

Section 2. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the

directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Corporation may not be amended, altered, or repealed except in accordance with Article X of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 5. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE IX

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 3. Neither any amendment nor repeal of any Section of this Article IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit, claim or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; *provided, however*, that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 3 of Article IV, Article VI, Section 5 of Article VII, Article VIII or Article XI of this Certificate of Incorporation.

IN WITNESS WHEREOF, Raptor Pharmaceuticals Corp. has caused this Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of _____, 2006.

By: Brent McMullin

Schedule "B"

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made effective as of the 15th day of May, 2006.

BETWEEN:

HIGHLAND CLAN CREATIONS CORP., a Nevada corporation

("Highland Clan")

AND:

RAPTOR PHARMACEUTICALS CORP., a Delaware corporation

("Raptor Delaware")

WHEREAS:

A. Highland Clan desires to move its domicile from the State of Nevada to the State of Delaware;

B. In order to move its domicile from the State of Nevada to the State of Delaware, Highland Clan must merge with a company that is incorporated in the State of Delaware;

C. Highland Clan has formed Raptor Delaware, a wholly-owned subsidiary of Highland Clan, specifically for the purpose of completing a merger with Raptor Delaware whereby Highland Clan will disappear and Raptor Delaware will be the surviving corporation (the "Merger");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

Article 1
THE MERGER

1.1 At the Effective Time (as defined in Section 1.3 below), Highland Clan will be merged with and into Raptor Delaware in accordance with this Agreement, the Articles of Merger substantially in the form of Schedule A attached to this Agreement (the **"Articles of Merger"**), and the applicable provisions of Title 8, Chapter 1 of the Delaware General Corporation Law (the **"Delaware Law"**). Following the Merger, Raptor Delaware will continue as the surviving corporation (the **"Surviving Corporation"**) and the separate existence of Highland Clan will cease, except insofar as it may be continued by applicable Nevada Domestic and Foreign Corporation Laws (the **"Nevada Law"**).

1.2 The parties to this Agreement will hold a closing (the "**Closing**") for the purpose of confirming the consummation of the Merger at a time and date mutually agreed upon by the parties (the "**Closing Date**"). Unless otherwise agreed by the parties, the Closing will take place at the offices of the lawyers for Raptor Delaware. At the Closing, Highland Clan and Raptor Delaware will execute and exchange all documents, certificates and instruments contemplated by this Agreement.

1.3 The Merger will be effective at the time (the "**Effective Time**") of the filing of the Articles of Merger with the Secretary of State of the State of Delaware. Raptor Delaware will cause the Certificate of Merger (or Articles of Merger) to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, respectively, as soon as practicable on or after the Closing Date.

1.4 The Merger will have the effect set forth in §92A.250 of Nevada Law and in §252 of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Highland Clan will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Highland Clan will become the debts, liabilities and duties of the Surviving Corporation.

1.5 The certificate of incorporation of Raptor Delaware as in effect immediately prior to the Effective Time will continue but will be amended by the Certificate of Merger, and will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

1.6 At the Effective Time, the by laws of Raptor Delaware, as in effect immediately prior to the Effective Time, will be the by laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law.

1.7 If after the Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either Highland Clan or Raptor Delaware, the officers and directors, or the former officers and directors, as the case may be, of Highland Clan or Raptor Delaware and the Surviving Corporation will take all such necessary action.

1.8 Each share of Highland Clan common stock ("**Highland Clan Common Stock**") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.10, below) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation (the "**Raptor Delaware Common Stock**") and the share of Raptor Delaware common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time will be cancelled upon consummation of the Merger. All certificates representing the shares of Raptor Delaware Common Stock issued on effectiveness of the Merger that were issued less than two full years prior to the Effective Time or that are held by affiliates of Highland Clan at the Effective Time will be endorsed with the following legend pursuant to the Securities Act in order to

reflect that the fact that the shares of Raptor Delaware Common Stock were issued to the shareholders of Highland Clan pursuant to exemptions or safe harbours from the registration requirements of the Securities Act:

(a) For holders of Highland Clan Common Stock resident in the United States:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION D OF THE ACT OR PURSUANT TO THE SAFE HARBOUR FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S OF THE ACT. SUCH SECURITIES MAY NOT BE RE-OFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT".

(b) For holders of Highland Clan Common Stock resident outside the United States:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

1.9 Stock Certificate Conversion Procedure. After the Effective Time, each holder of Highland Clan Common Stock will be entitled to exchange his, her, or its certificate representing the Highland Clan Common Stock (**"Highland Clan Stock Certificate"**) for a certificate representing the number of shares of Raptor Delaware Common Stock into which the number of shares of Highland Clan Common Stock previously represented by such certificate surrendered have been converted pursuant to Section 1.8 of this Agreement. Each holder of Highland Clan Common Stock may exchange his,

her or its Highland Clan Stock Certificate by delivering such Highland Clan Stock Certificate to Raptor Delaware duly endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Raptor Delaware Common Stock. Until surrendered as contemplated by this Section 1.9, each Highland Clan Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive Raptor Delaware Common Stock certificates representing the number of whole shares of Raptor Delaware Common Stock into which the shares of Highland Clan Common Stock formerly represented by such certificate have been converted. Upon receipt of such duly endorsed Highland Clan Stock Certificates, Raptor Delaware will cause the issuance of the number of shares of Raptor Delaware Common Stock as converted pursuant to Section 1.8 of this Agreement.

1.10 Notwithstanding any provision of this Agreement to the contrary, shares of Highland Clan Common Stock (the **"Dissenting Shares"**) that are issued and outstanding immediately prior to the Effective Time and held by stockholders who did not vote in favour of the Merger and who comply with all of the relevant provisions of Sections 92A.300 to 92A.500 of Nevada Law (the **"Dissenting Stockholders"**) will not be converted into or be exchangeable for the right to receive Raptor Delaware Common Stock, unless and until such holders have failed to perfect or have effectively withdrawn or lost their rights to appraisal under Nevada Law. Highland Clan will give Raptor Delaware (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of Highland Clan Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to Nevada Law and received by Highland Clan relating to stockholders' rights of appraisal, and (ii) will keep Raptor Delaware informed of the status of all negotiations and proceedings with respect to demands for appraisal under Nevada Law. If any Dissenting Stockholder fails to perfect or will have effectively withdrawn or lost the right to appraisal, the shares of Highland Clan Common Stock held by such Dissenting Stockholder will thereupon be treated as though such shares had been converted into the right to receive Raptor Delaware Common Stock pursuant to Section 1.8 of this Agreement.

1.11 The promise to exchange the Highland Clan Common Stock for shares of Raptor Delaware Common Stock in accordance with the terms of this Agreement will be deemed to have been given in full satisfaction of all rights pertaining to the Highland Clan Common Stock, and there will be no further registration of transfers on the stock transfer books of Highland Clan of the shares of Highland Clan Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Highland Clan Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Highland Clan Common Stock, except as otherwise provided in this Agreement or by law.

1.12 No dividends or other distributions by Raptor Delaware with a record date after the Effective Time will be paid to the holder of any unsurrendered Highland Clan Stock

Certificate until the surrender of such Highland Clan Stock Certificate in accordance with Section 1.9 of this Agreement. Following surrender of any such Highland Clan Stock Certificate, Raptor Delaware will pay to the holder of the Raptor Delaware Common Stock certificate issued in exchange for the Highland Clan Stock Certificate, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time and paid before the time of such surrender with respect to such Raptor Delaware Common Stock which such holder is entitled pursuant to Section 1.9 of this Agreement, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Raptor Delaware Common Stock.

1.13 Neither Highland Clan, Raptor Delaware nor the Surviving Corporation will be liable to any person in respect of shares of Highland Clan Common Stock, or dividends or distributions with respect thereto, pursuant to any applicable abandoned property, escheat or similar law. If any Highland Clan Stock Certificate has not been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Highland Clan Stock Certificate, or any dividends or distributions payable to the holder of such Highland Clan Stock Certificate would otherwise escheat to or become the property of any governmental body or authority), any such Raptor Delaware Common Stock, dividends or distributions in respect of such Highland Clan Stock Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled to such certificate

1.14 If any certificate representing Highland Clan Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or agreement to be lost, stolen or destroyed and, if required by Raptor Delaware, the posting by such person of a bond in such reasonable amount as Raptor Delaware may direct as indemnity against any claim that may be made against it with respect to such certificate, Raptor Delaware will cause to be issued in exchange for such lost, stolen or destroyed certificate, the applicable Raptor Delaware Common Stock deliverable in respect thereof, pursuant to Section 1.9 of this Agreement.

1.15 The 2006 Equity Incentive Plan of Highland Clan shall be adopted in its entirety by the Surviving Corporation and the Surviving Corporation shall create a reserve pool of 6,000,000 shares of Common Stock for award under the 2006 Equity Incentive Plan. All options granted under the 2006 Equity Incentive Plan of Highland will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into options to purchase the same number of shares of Common Stock of the Surviving Corporation at the same exercise price.

CAPITALIZATION.

1.16 The entire authorized capital stock and other equity securities of Highland Clan consists of 350,000,000 shares of Highland Clan Common Stock, par value of $0.001 per share.

There are 39,305,000 Highland Clan Common Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Highland Clan Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

1.17 There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Highland Clan to issue any additional shares of Highland Clan Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Highland Clan any shares of Highland Clan Common Stock.

1.18 Schedule B to this Plan of Merger contains a true and complete list of the holders of all issued and outstanding shares of Highland Clan Common Stock (the "**Highland Clan Stockholders**") including each holder's name, address, number of shares held and date of issuance.

1.19 The entire authorized capital stock and other equity securities of Raptor Delaware consist of 100,000,000 shares of Common Stock, par value of $0.001 per share. There is one (1) share of Common Stock of Raptor Delaware issued and outstanding as of the date of this Agreement, held by Highland Clan. The issued and outstanding share of Common Stock of Raptor Delaware was duly authorized, is validly issued, was not issued in violation of any pre-emptive rights and is fully paid and non-assessable, is not subject to pre-emptive rights and was issued in full compliance with all federal, state, and local laws, rules and regulations.

1.20 The authorized capital stock and other equity securities of the Surviving Corporation after consummation of the Merger shall consist of 110,000,000 shares, of which 100,000,000 shares are Common Stock, par value of $0.001, and 10,000,000 shares are Preferred Stock, par value of $0.001.

Article 2
CONDITION PRECEDENT

2.1 It shall be a condition precedent to the consummation of the Merger that a majority of the shareholders of Highland Clan approve the Merger as required by Nevada law and, if applicable, the federal securities laws of the United States.

Article 3
INFORMATION STATEMENT

3.1 As soon as is practical after execution of this Agreement and receipt of necessary approval by shareholders, Highland Clan will prepare an Information Statement in connection with the Merger (the "**Information Statement**"). Raptor Delaware will provide to Highland Clan all information relating to Raptor Delaware and Raptor Delaware as reasonably required to prepare the Information Statement in compliance

with applicable corporate and securities laws. Highland Clan and Raptor Delaware will each use their commercially reasonable efforts to finalize the Information Statement.

Article 4
POST MERGER GOVERNANCE

4.1 The directors and officers of the Surviving Corporation after the Effective Time will be the following persons: Brett Stewart and Brent McMullin. Highland Clan, as the sole shareholder of Raptor Delaware, by approving the Merger has approved these individuals as the directors of the Surviving Corporation and will take any further action in order to ensure the proper appointment of such directors to the board of directors of the Surviving Corporation.

Article 5
MISCELLANEOUS PROVISIONS

5.1 This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by mutual agreement of Raptor Delaware and Highland Clan.

5.2 At any time prior to the Closing Date, this Agreement may be amended or modified in writing by the board of directors of both Highland Clan and Raptor Delaware.

5.3 This Agreement shall be governed by and construed and enforced in accordance with the laws of State of Nevada.

5.4 In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

5.5 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date first set forth above.

HIGHLAND CLAN CREATIONS CORP.

Per: Brent McMullin
Authorized Signatory

RAPTOR PHARMACEUTICALS CORP.

Per: B Stewart
Authorized Signatory